Exhibit 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is entered into this 2nd day of August, 2006, by and between Dominion Homes, Inc. (hereinafter called the “Company”) and William G. Cornely (hereinafter called the “Employee”).

WHEREAS, Employee has been employed by the Company since January 17, 2006 as its Senior Vice President of Finance and Chief Financial Officer.

WHEREAS, the Company and the Employee previously entered into an employment agreement, effective January 17, 2006 (the “Agreement”).

WHEREAS, in light of current business conditions affecting the Company, Employee has offered to forego a guaranteed minimum bonus of $100,000 for 2006 set forth in the Agreement, and the Company has accepted this offer.

WHEREAS, the Company and Employee desire to amend the Agreement to reflect this change, as set forth herein.

NOW, THEREFORE, and in consideration of the mutual covenants herein contained, the adequacy of which is agreed to by the parties, the Company and the Employee hereby mutually agree as follows:

1. The following sentence shall be deleted from Paragraph 3, Compensation, of the Agreement:

“For 2006, however, Employee shall be entitled to receive a guaranteed bonus of $100,000, subject to paragraphs 7 and 8 of this Agreement.”

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment to Employment Agreement as of the date set forth above.

EMPLOYEE	DOMINION HOMES, INC.

/s/ William G. Cornely	/s/ Christine A. Murry
William G. Cornely	Christine A. Murry,
Vice President, Corporate Counsel and Secretary